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                                                                Exhibit 23.3


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Dobson Wireline Company of our report dated March 12, 1998 relating to the combined financial statements of American Telco, Inc. and American Telco Network Services, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                               PricewaterhouseCoopers LLP



Houston, Texas
July 8, 1998